EXHIBIT 3.3

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION


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                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

         Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

         FIRST: The name of the corporation is:   LIFE USA, INC.

         SECOND: The following amendment to the Articles of Incorporation was adopted on August ____, 1997, as prescribed by the Colorado Corporation Act, in the manner marked with an X below:

         X Such amendment was adopted by a unanimous vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

                  The corporation shall be authorized to issue 1,000,000 common shares @ $.01 per share.

         THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

         None.

         FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

         None.

                                                  LIFE USA, INC.

                                                  By:/s/Te Huey Urich
                                                  President

                                                  and: /s/Robert D. Enright
                                                  Secretary/Treasurer

STATE OF COLORADO          )
                           ) SS.
COUNTY OF ARAPAHOE         )

         The foregoing Articles of Amendment to the Articles of Incorporation was acknowledged before me by Te Huey Urich as President and Robert D. Enright as Secretary/Treasurer of Life USA, Inc., a Colorado corporation, this 29th day of August, 1997.

         My Commission expires: 12-8-98
                                                     /s/Carleen K. Olson
                                                        Notary Public
         SEAL                                  Address: 101 W. County Line Rd.
                                                        Littleton, CO  80125